UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 30, 2010 (August 30, 2010)

                PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                                                    138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensation of David T. Wesel, Chief Operating Officer of Peoples Bancorp Inc.

On August 30, 2010, the Compensation Committee of Peoples Bancorp Inc. (“Peoples”) modified the compensation arrangements with respect to David T. Wesel who serves as the Chief Operating Officer of Peoples and its banking subsidiary Peoples Bank, National Association (“Peoples Bank”).   Effective September 1, 2010, Mr. Wesel’s annual base salary will be $220,000.  Peoples had previously announced on August 2, 2010 the appointment of David T. Wesel to the newly-created position of Chief Operating Officer (“COO”) with an annual base salary of $205,000.  The decision to modify the salary followed a comprehensive review of compensation information for similarly-situated officers serving companies which have similar financial and operating characteristics to those of Peoples.

Mr. Wesel, who has served as Executive Vice President for Investment and Insurance Services of each of Peoples and Peoples Bank since March 2009, as President of Peoples Insurance Agency, LLC, a subsidiary of Peoples Bank, since March 2009 and President of Peoples Bank’s Peoples Financial Advisors division since January 2006, was appointed as Chief Operating Officer of Peoples by the Peoples Board of Directors on August 2, 2010.  Mr. Wesel was appointed as Chief Operating Officer of Peoples Bank at the meeting of the Peoples Bank Board of Directors held on August 6, 2010.

Mr. Wesel, who is 49, has served as an Executive Vice President for both Peoples and Peoples Bank since January 2006.  He served as interim leader of Retail Banking of both Peoples and Peoples Bank from September 4, 2009 to February 8, 2010 and as Sales Manager of Peoples Financial Advisors from February 2004 to December 2005.  Prior to joining Peoples, Mr. Wesel had over 20 years of experience in senior management and sales administration, including service with a regional brokerage firm.

Mr. Wesel is the son of Joseph H. Wesel, a director of Peoples and Peoples Bank.

Mr. Wesel and members of his immediate family have entered into borrowing relationships with Peoples Bank.  All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates charged and collateral required, as those prevailing at the time for comparable loans with persons not related to Peoples or Peoples Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features to Peoples or Peoples Bank.  Further, such loans were subject to Peoples Bank’s written policies, procedures and standard underwriting criteria applicable to loans generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: August 30, 2010	By: /s/	DAVID L. MEAD
David L. Mead
President and Chief Executive Officer